                                                                   Exhibit 10.21

                       THIRD AMENDMENT TO LEASE AGREEMENT

      THIS THIRD AMENDMENT TO LEASE AGREEMENT ("Amendment") is entered into by and between the BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM ("Landlord"), and TEXAS BIOTECHNOLOGY CORPORATION ("Tenant"), to be effective as of January 1, 2003.

                                    RECITALS

      A. Doctors Center Inc. ("DC") and Tenant entered into a Lease Agreement ("Lease") dated February 24, 1995, by which DC leased to Tenant approximately 28,909 square feet of net rentable area in the building then known as Doctors Center Office Building and located at 7000 Fannin Street in Houston, Harris County, Texas (the "Building").

      B. Landlord acquired the Building on May 31, 1996, including DC's interest in the Lease.

      C. Landlord and Tenant have subsequently entered into Amendments to the Lease dated April 1, 1999 and January 1, 2001, and a renewal option, which was exercised June 30, 2000 covering approximately 37,500 square feet of net rentable area in the Building. The original Lease Agreement, as amended by the previous amendments, is hereinafter referred to as the "Lease."

      D. Landlord and Tenant wish to amend the Lease to (1) modify the description of the leased Premises to delete certain administrative space on the 20th floor of the Building, which will be surrendered by Tenant; (2) add a renewal option for Tenant to extend the Term for one additional two-year period;
(3) specify a Base Rent rate for the extension period; and (4) provide for leasing certain storage space in the Building to Tenant.

      E. Landlord and Tenant wish to enter into this Amendment to evidence the modification of the Lease on the terms and conditions stated below.

                              TERMS AND CONDITIONS

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties, Landlord and Tenant hereby agree as follows:

      1. Defined Terms. Capitalized terms that are not otherwise defined in this Amendment have the respective meanings assigned to them in the Lease.

      2. Reduction of Lease Space. Tenant shall vacate and surrender to Landlord approximately 6,141 square feet of net rentable area on the 20th floor of Building (the "Contraction Space") no later than January 31, 2003 (the "Surrender Date"). The Contraction Space is more particularly described in EXHIBIT B-1 attached to this Amendment, and hereby made a part of the Lease. On or before the Surrender Date, Tenant shall, at its sole expense, (a) remove from the Contraction Space all of Tenant`s personal property, (b) surrender possession of the Contraction Space to Landlord in good order and condition, and
(c) make repairs as necessitated by removal of Tenant's property, all in accordance with the provisions in Section 9.1 of the Lease.

      3. Renewal of Lease Term. As long as Tenant is not in default under the Lease, Tenant shall have the option to renew this Lease upon the terms and conditions herein stated for one renewal period of two years commencing on January 1, 2006, and expiring on December 31, 2007 (the "Extended Term"), unless further extended or sooner terminated as provided in this Lease. To renew this Lease, Tenant must give written notice to Landlord no later than December 31, 2003.

      4. Payment of Rental. The Base Rent during the Extended Term shall be calculated at a rate of $28 per net rentable square foot per year, payable in advance as provided in the Lease. Adjustments to Base Rent will be calculated using 2005 as the base year.

      5. Storage Space. Sections 2 and 3 of the Amendment to Office Lease Agreement between Landlord and Tenant dated effective January 1, 2001, are hereby deleted and replaced with the following paragraph, which shall become a part of the Lease:

      Landlord leases to Tenant and Tenant leases from Landlord that certain storage space in those areas in the Building identified in the attached EXHIBIT B-2 (the "Storage Space"). The term of the lease for the Storage Space shall be month-to-month, and may be terminated by either Landlord or Tenant on thirty (30) days notice to the other party. Tenant's leasehold in the Storage Space shall automatically terminate upon expiration of the Term of the Lease, or upon an earlier termination of the Lease for any reason. In addition to the Rent payable for the leased Premises, Tenant shall pay rent for the Storage Space in advance as provided in the Lease, and at the rates stated in EXHIBIT B-2. Tenant shall use the Storage Space only for the purpose of storing goods, in accordance with the terms and conditions of the Lease and the additional terms and conditions for the Storage Space specified in the attached EXHIBIT B-3. The EXHIBIT B-2 and EXHIBIT B-3 attached to this Amendment are hereby incorporated as parts of the Lease, and are designated as EXHIBIT B-2 and EXHIBIT B-3 to the Lease, respectively.

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      6. Performance of and Compliance with the Terms and Conditions of the
Lease. Landlord and Tenant each promise and agree to perform and comply with the terms, provisions, and conditions of and the agreements in the Lease, as modified by this Amendment.

      7. Ratification and Reaffirmation of Lease. Landlord and Tenant each hereby ratify, affirm, and agree that the Lease, as herein modified, represents the valid, binding and enforceable obligations of Landlord and Tenant, respectively.

      8. Continuation of Lease. Except as expressly stated in this Amendment, the terms of the Lease shall remain unchanged and in full force and effect as originally provided.

      9. Applicable Law. Landlord and Tenant hereby agree that this Amendment and the Lease shall be governed and construed according to the laws of the State of Texas from time to time in effect.

      10. Inurement. This Amendment shall be binding on and inure to the benefit of Landlord and Tenant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

      11. No Commission. Landlord and Tenant each warrant and represent to the other that no commission or fee is due or will be paid in connection with this Amendment.

      12. Entirety and Amendments. The Lease, as expressly modified by this Amendment, constitutes the sole and only agreement of the parties to the Lease and supersedes any prior understandings or written or oral agreements between the parties concerning the lease of the Premises. The Lease may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

      13. Construction. Each party acknowledges that it and its counsel have reviewed this Amendment and that the normal rule of construction shall not be applicable and there shall be no presumption that any ambiguities will be resolved against the drafting party in interpretation of this Amendment.

      14. Authority. Tenant warrants and represents that (a) Tenant has the full right, power and authority to enter into this Amendment, (b) all requisite action to authorize Tenant to enter into this Amendment and to carry out Tenant's obligations hereunder has been taken, and (c) the person signing on behalf of Tenant has been duly authorized by Tenant to sign this Amendment on its behalf.

      15. Paragraph Headings. The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

      16. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to this Amendment may execute the Amendment by signing any of the counterparts.

      In witness whereof, this Amendment is executed to be effective as of the date first set forth above.

LANDLORD:                                       TENANT:

BOARD OF REGENTS OF                             TEXAS BIOTECHNOLOGY
THE UNIVERSITY OF TEXAS SYSTEM                  CORPORATION

By: /s/ James S. Wilson                         By: /s/ Bruce D. Given, M.D.
    -------------------------------------          -------------------------
        James S. Wilson
        Executive Director of Real Estate       Name: Bruce D. Given, M.D.
        The University of Texas System               -----------------------
                                                Title: President and CEO
                                                      ----------------------

                                   EXHIBIT B-2

                               TO LEASE AGREEMENT

Description of Storage Space leased by Lessee in the Building:

                                    Room No.         Square Footage    Rate
                                    --------         --------------    ----
Additional Space #1                 P2-8             approx. 450       $531/month

Additional Space #2                 P5-6             approx. 77        $38.50/month

Additional Space #3                 P5-12            approx. 114       $65.50/month

                                   EXHIBIT B-1

                               TO LEASE AGREEMENT

        Depiction or Description of Contraction Space in leased Premises

                                   EXHIBIT B-3
                                       TO
                                 LEASE AGREEMENT

Additional Terms and Conditions applicable to use of Storage Space:

Tenant warrants and represents to Landlord that the Storage Space shall be used and occupied only for the purpose of STORAGE OF GOODS.

Tenant and Landlord understand that Additional Space #1 and Additional Space #2 are to be utilized for the decay of radioactive waste materials. Tenant warrants and represents that such materials are handled in accordance with all laws, ordinances, rules and regulations of any governmental authorities having jurisdication with respect to hazardous materials and with the provisions of the Lease related to hazardous materials. Tenant further warrants that the handling of such materials is in compliance with the requirements of Tenant's Radioactive Materials License.

Tenant shall use and occupy the Storage Space, conduct its business, and control its agents and employees in such a way as is lawful, reputable, and will not create any nuisance or otherwise interfere with, annoy, or disturb any other tenant in its normal business operations.

Tenant shall not commit, or suffer to be committed, any waste in the Storage Space, nor shall Tenant permit the Storage Space to be used in any way which would, in the opinion of the Landlord, create a hazardous or unsightly environment.

Tenant shall (1) place any waste items that are not equipment or non-goods that can be recycled in a recycling bin provided by the management of the Building and (2) remove from the Building all items that are waste and not considered items for recycling.